Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference of our report dated April 13, 2026, relating to our audit of FirstEnterprises, Inc. and subsidiaries’ (the Company) consolidated financial statements as of and for the year ended March 30, 2025, which appears in this Current Report on Form 8-K/A dated April 14, 2026, in the Company’s following Registration Statements.
•    Registration Statement No. 333-238879 on Form S-3,
•    Registration Statement No. 333-117896 on Form S-8,
•    Registration Statement No. 333-103467 on Form S-8,
•    Registration Statement No. 33-15894 on Form S-8,
•    Registration Statement No. 33-15895 on Form S-8, and
•    Registration Statement No. 333-271755 on Form S-8.

/s/ Carr, Riggs & Ingram, LLC
Cookeville, Tennessee
April 14, 2026